EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
June 21, 2007
To the Board of Directors and Stockholders
American Axle & Manufacturing Holdings, Inc.
Detroit, Michigan
We consent to the incorporation, by reference in the Registration Statement No. 333-70466 on Form S-8 of American Axle Manufacturing Holdings, Inc., of our report dated June 21, 2007, appearing in this Annual Report on Form 11-K of the American Axle & Manufacturing, Inc. Personal Savings Plan for Hourly-Rate Associates as of, and for the year ended, December 31, 2006.
/s/ GEORGE JOHNSON & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS
Detroit, Michigan